Exhibit 99.1

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Fourth Quarter and 2014 Financial Results

CHICAGO (February 24, 2015) — Heidrick & Struggles, a premier provider of senior-level Executive Search, Leadership Consulting and Culture Shaping services globally, today announced financial results for its fourth quarter and year ended December 31, 2014.

Highlights:

•	Fourth quarter net revenue (revenue before reimbursements) increased 2.8% (approximately 5% on a constant currency basis) to $121.3 million from $118.0 million in the 2013 fourth quarter.

•	Adjusted EBITDA(1) in the fourth quarter improved to $9.5 million and Adjusted EBITDA margin(1) was 7.9%, compared to Adjusted EBITDA of $7.4 million and Adjusted EBITDA margin of 6.3% in the 2013 fourth quarter.

•	For the year, net revenue of $494.3 million increased 7.0% from $462.0 million in 2013. Exchange rate fluctuations had less than a one percent impact on 2014 net revenue.

•	Adjusted EBITDA improved to $48.9 million in 2014 and Adjusted EBITDA margin was 9.9%, compared to Adjusted EBITDA of $39.7 million and Adjusted EBITDA margin of 8.6% in 2013.

•	The number of Executive Search and Leadership Consulting consultants was 307 at December 31, 2014 compared to 293 at December 31, 2013.

•	Specific to Executive Search and Leadership Consulting, consultant productivity, as measured by net revenue per consultant, was $1.4 million in the fourth quarter and $1.5 million for the year.

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation to the most directly comparable GAAP measures are provided on the last page of the financial statements in this release.

“Our fourth quarter and full-year results show year-over-year growth in net revenue, profitability, consultant headcount and year-end productivity,” said Tracy Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “The results represent solid progress toward many of the initial goals we established when I arrived at Heidrick a year ago, namely to attract and retain exceptional consultant talent while fostering collaboration and teamwork across our global platform. We are focused on leveraging what we accomplished in 2014 to deliver unparalleled expertise and service to our clients, accelerate growth and drive shareholder value.”

2014 Fourth Quarter Results

Consolidated net revenue (revenue before reimbursements) increased 2.8 percent, or $3.3 million, to $121.3 million from $118.0 million in the 2014 fourth quarter. Exchange rate fluctuations negatively impacted results by $2.7 million, or approximately 2 percent.

Executive Search and Leadership Consulting net revenue increased 1.7 percent year over year, or $1.9 million, to $112.7 million. The improvement was driven by performance in the Americas, where revenue increased 6.3 percent or $4.0 million, offset by year-over-year declines of $0.7 million in Europe (an increase of $0.8 million on a constant currency basis) and $1.4 million in Asia Pacific ($0.6 million on a constant currency basis). From a global practices perspective, the Financial Services and Consumer Markets industry practices were the drivers of year-over-year growth.

Net revenue from Culture Shaping services increased 18.6 percent, or $1.3 million, to $8.5 million from $7.2 million in the 2014 fourth quarter. The improvement in net revenue primarily reflects a higher volume of business.

The company ended the fourth quarter and 2014 with 307 Executive Search and Leadership Consulting consultants compared to 293 at December 31, 2013 and 311 at September 30, 2014. Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.4 million in the 2014 fourth quarter compared to $1.5 million in the 2013 fourth quarter. Specific to Executive Search, the company’s primary business, the number of confirmed searches in the 2014 fourth quarter was essentially the same as in the 2013 fourth quarter, while the average revenue per executive search was $124,800 compared to $118,800 in the 2013 fourth quarter.

Salaries and employee benefits expense in the fourth quarter increased 2.5 percent, or $2.1 million, to $85.4 million from $83.3 million in the 2013 fourth quarter. Fixed compensation expense increased $1.2 million mostly reflecting an increase salaries and employee benefits expense. Variable compensation expense increased $0.9 million, primarily related to improved company performance. Salaries and employee benefits expense was 70.4 percent of net revenue for the quarter, compared to 70.6 percent in the 2013 fourth quarter.

General and administrative expenses declined 4.6 percent, or $1.5 million, to $32.1 million from $33.6 million in the 2013 fourth quarter. The decrease primarily reflects the timing of professional services fees. As a percentage of net revenue, general and administrative expenses were 26.5 percent compared to 28.5 percent in the 2013 fourth quarter.

Adjusted EBITDA(1) in the 2014 fourth quarter improved to $9.5 million compared to $7.4 million in the 2013 fourth quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2014 fourth quarter was 7.9 percent, compared to 6.3 percent in the 2013 fourth quarter. The year-over-year improvement in Adjusted EBITDA reflects higher net revenue and a decline in general and administrative expenses, partially offset by the increase in salaries and employee benefits expense.

Operating income in the fourth quarter increased by $2.7 million to $3.8 million and operating margin (operating income as a percentage of net revenue) improved to 3.1 percent, compared to operating income of $1.1 million and operating margin of 0.9 percent in the 2013 fourth quarter.

Net income in the 2014 fourth quarter was $0.8 million and diluted earnings per share were $0.04, based on an effective tax rate of 62.2 percent in the quarter. The effective tax rate was higher than the statutory rate primarily because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions. Net income in the 2013 fourth quarter was $1.5 million and diluted earnings per share were $0.08, based on an effective tax benefit rate of 115 percent that primarily reflected the release of a valuation allowance.

Net cash provided by operating activities in the 2014 fourth quarter was $58.8 million, compared to $55.9 million in the 2013 fourth quarter. Cash and cash equivalents at December 31, 2014 were $211.4 million ($181.9 million net of debt), compared to $159.5 million at September 30, 2014 ($128.5 million net of debt), and $181.6 million at December 31, 2013 ($146.1 million net of debt).

2014 Results

For the year ended December 31, 2014 consolidated net revenue of $494.3 million increased 7.0 percent from $462.0 million in 2013. The impact of exchange rate fluctuations was less than 1 percent.

Executive Search and Leadership Consulting net revenue increased 5.1 percent year over year, or $22.3 million, to $459.5 million, driven a 21.0 percent increase in Europe (approximately 18 percent on a constant currency basis). Compared to 2013, revenue in the Americas increased 1.6 percent and revenue in Asia Pacific was essentially flat (increased approximately 2 percent on a constant currency basis). From a global practices perspective, the Consumer Markets, Financial Services and Global Technology & Services industry groups were the drivers of year-over-year growth.

Net revenue from Culture Shaping services increased 40.2 percent, or $10.0 million, to $34.8 million from $24.8 million in 2013. Reported results in 2013 excluded $4.1 million of pre-acquisition deferred revenue related to Senn Delaney that the company was unable to recognize as a result of purchase accounting, compared to $0.4 million in 2014.

Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, increased to $1.5 million in 2014 compared to $1.4 million 2013. Specific to Executive Search, the company’s primary business, the number of confirmed searches was 3,750 in 2014 compared to 3,567 in 2013 and the average revenue per executive search was $116,000 compared to $113,400 in 2013.

Adjusted EBITDA(1) in 2014 improved to $48.9 million and Adjusted EBITDA margin was 9.9 percent, compared to Adjusted EBITDA of $39.7 million and Adjusted EBITDA margin of 8.6 percent in 2013. Operating income in 2014 improved to $26.7 million and operating margin was 5.4 percent compared to operating income of $15.6 million and operating margin of 3.4 percent in 2013.

Net income in 2014 was $6.8 million and diluted earnings per share were $0.37, reflecting an effective tax rate of 71.9 percent. Net income in 2013 was $6.3 million and diluted earnings per share were $0.35, reflecting an effective tax rate of 52.6 percent. In addition to valuation allowances established in 2014 that negatively impacted the 2014 tax rate, the effective tax rates in both years are higher than the statutory rate primarily because of losses incurred that could not be benefitted for tax purposes.

2015 First Quarter Outlook

The company is forecasting 2015 first quarter consolidated net revenue of between $108 million and $118 million. This forecast is based on the average currency rates in January 2015 and reflects, among other factors, assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Wolstencroft added, “We are optimistic about the outlook for our business in 2015. Our priorities are to deploy capital to attract and retain the best consultants in the world while continuing to invest in service offerings that enable Heidrick & Struggles to provide increasing value to our clients as a fully integrated leadership advisory firm. We believe we are in a stronger position today to drive revenue growth, improve market share, and increase profitability.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review the fourth quarter and 2014 results today, February 24, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of senior-level Executive Search, Culture Shaping and Leadership Consulting services. For more than 60 years, we have helped our clients build strong leadership teams through quality service, deep insights and our relationships with talented individuals worldwide. Today, Heidrick & Struggles’ leadership experts operate from principal business centers in North America, Latin America, Europe, Asia Pacific, Africa and the Middle East. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate, the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2013, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors & Analysts:

Julie Creed, Vice President, Investor Relations & Real Estate:

+1 312 496 1774 or jcreed@heidrick.com

Media:

Lia Randazzo, Marketing Manager:

+1 312 496 1788 or lrandazzo@heidrick.com

Heidrick & Struggles International, Inc.

Consolidated Statements of Comprehensive (Loss) Income

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,
	2014	2013	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$121,262	$118,003	$3,259	2.8%
Reimbursements	5,226	4,850	376	7.8%

Total revenue	126,488	122,853	3,635	3.0%

Operating expenses:
Salaries and employee benefits	85,359	83,283	2,076	2.5%
General and administrative expenses	32,099	33,639	(1,540)	-4.6%
Reimbursed expenses	5,226	4,850	376	7.8%

Total operating expenses	122,684	121,772	(912)	-0.7%

Operating income	3,804	1,081	2,723	251.9%

Non-operating expense:
Interest, net	(126)	(55)
Other, net	(1,664)	(327)

Net non-operating expense	(1,790)	(382)

Income before income taxes	2,014	699
Provision for (benefit from) income taxes	1,252	(803)

Net income	762	1,502
Other comprehensive (loss) income, net of tax	(2,847)	919

Comprehensive income	($2,085)	$2,421

Basic weighted average common shares outstanding	18,240	18,115
Dilutive common shares	293	191

Diluted weighted average common shares outstanding	18,533	18,306

Basic net income per common share	$0.04	$0.08
Diluted net income per common share	$0.04	$0.08

Salaries and employee benefits as a % of net revenue	70.4%	70.6%
General and administrative expense as a % of net revenue	26.5%	28.5%
Operating income as a % of net revenue	3.1%	0.9%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2014	2013	$ Change	% Change	2014 Margin *	2013 Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$67,796	$63,800	$3,996	6.3%
Europe	24,347	25,039	(692)	-2.8%
Asia Pacific	20,570	21,954	(1,384)	-6.3%

Total Executive Search and Leadership Consulting	112,713	110,793	1,920	1.7%
Culture Shaping	8,549	7,210	1,339	18.6%

Revenue before reimbursements (net revenue)	121,262	118,003	3,259	2.8%
Reimbursements	5,226	4,850	376	7.8%

Total revenue	$126,488	$122,853	$3,635	3.0%

Operating income: ^
Executive Search and Leadership Consulting
Americas	$14,416	$13,143	$1,273	9.7%	21.3%	20.6%
Europe	433	(1,773)	2,206	124.4%	1.8%	-7.1%
Asia Pacific	96	(1,119)	1,215	108.6%	0.5%	-5.1%

Total Executive Search and Leadership Consulting	14,945	10,251	4,694	45.8%	13.3%	9.3%
Culture Shaping	978	(524)	1,502	286.6%	11.4%	-7.3%

Total segments	15,923	9,727	6,196	63.7%	13.1%	8.2%
Global Operations Support	(12,119)	(8,646)	(3,473)	-40.2%	-10.0%	-7.3%

Operating income	$3,804	$1,081	$2,723	251.9%	3.1%	0.9%

*	Margin based on revenue before reimbursements (net revenue).
^	During 2014, consistent with the Company’s practice to periodically review its reporting structure and segments, the Company evaluated its allocation of corporate and support costs to each of its regions. In conjunction with that review, to better align our cost and reporting structure, additional costs were allocated to the regions reflecting the Company’s current view of the costs necessary to support the regional operations. The prior period results have been recast to reflect these changes and present comparative year-over-year results.

Heidrick & Struggles International, Inc.

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Twelve months ended December 31,
	2014	2013	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$494,292	$461,995	$32,297	7.0%
Reimbursements	18,947	18,998	(51)	-0.3%

Total revenue	513,239	480,993	32,246	6.7%

Operating expenses:
Salaries and employee benefits	337,448	319,499	17,949	5.6%
General and administrative expenses	130,191	126,931	3,260	2.6%
Reimbursed expenses	18,947	18,998	(51)	-0.3%

Total operating expenses	486,586	465,428	21,158	4.5%

Operating income	26,653	15,565	11,088	71.2%

Non-operating expense:
Interest, net	(358)	(175)
Other, net	(2,108)	(2,002)

Net non-operating expense	(2,466)	(2,177)

Income before income taxes	24,187	13,388
Provision for income taxes	17,390	7,041

Net income	6,797	6,347
Other comprehensive (loss) income, net of tax	(3,746)	9

Comprehensive income	$3,051	$6,356

Basic weighted average common shares outstanding	18,210	18,077
Dilutive common shares	222	155

Diluted weighted average common shares outstanding	18,432	18,232

Basic net income per common share	$0.37	$0.35
Diluted net income per common share	$0.37	$0.35

Salaries and employee benefits as a % of net revenue	68.3%	69.2%
General and administrative expense as a % of net revenue	26.3%	27.5%
Operating income as a % of net revenue	5.4%	3.4%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2014	2013	$ Change	% Change	2014 Margin *	2013 Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$260,830	$256,706	$4,124	1.6%
Europe	108,979	90,081	18,898	21.0%
Asia Pacific	89,732	90,418	(686)	-0.8%

Total Executive Search and Leadership Consulting	459,541	437,205	22,336	5.1%
Culture Shaping	34,751	24,790	9,961	40.2%

Revenue before reimbursements (net revenue)	494,292	461,995	32,297	7.0%
Reimbursements	18,947	18,998	(51)	-0.3%

Total revenue	$513,239	$480,993	$32,246	6.7%

Operating income: ^
Executive Search and Leadership Consulting
Americas	$57,682	$60,171	($2,489)	-4.1%	22.1%	23.4%
Europe	4,806	(6,513)	11,319	173.8%	4.4%	-7.2%
Asia Pacific	4,886	3,678	1,208	32.8%	5.4%	4.1%

Total Executive Search and Leadership Consulting	67,374	57,336	10,038	17.5%	14.7%	13.1%
Culture Shaping	4,621	(4,215)	8,836	209.6%	13.3%	-17.0%

Total segments	71,995	53,121	18,874	35.5%	14.6%	11.5%
Global Operations Support	(45,342)	(37,556)	(7,786)	-20.7%	-9.2%	-8.1%

Operating income	$26,653	$15,565	$11,088	71.2%	5.4%	3.4%

*	Margin based on revenue before reimbursements (net revenue).
^	During 2014, consistent with the Company’s practice to periodically review its reporting structure and segments, the Company evaluated its allocation of corporate and support costs to each of its regions. In conjunction with that review, to better align our cost and reporting structure, additional costs were allocated to the regions reflecting the Company’s current view of the costs necessary to support the regional operations. The prior period results have been recast to reflect these changes and present comparative year-over-year results.

Heidrick & Struggles International, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)
Current assets:
Cash and cash equivalents	$211,352	$181,646
Restricted cash	6,501	130
Accounts receivable, net	68,353	71,666
Other receivables	10,613	6,906
Prepaid expenses	14,536	14,786
Other current assets	1,592	1,807
Income taxes recoverable	5,288	5,772
Deferred income taxes	12,094	8,061

Total current assets	330,329	290,774

Non-current assets:
Property and equipment, net	30,417	34,961
Restricted cash	1,411	7,878
Assets designated for retirement and pension plans	19,426	22,685
Investments	13,989	13,848
Other non-current assets	6,601	5,693
Goodwill	122,176	123,274
Other intangible assets, net	20,939	26,637
Deferred income taxes	23,413	27,474

Total non-current assets	238,372	262,450

Total assets	$568,701	$553,224

Current liabilities:
Current portion of debt	$6,000	$6,000
Accounts payable	5,493	7,791
Accrued salaries and employee benefits	130,434	109,943
Deferred revenue, net	30,452	27,714
Other current liabilities	26,835	18,938
Income taxes payable	6,684	5,401

Total current liabilities	205,898	175,787

Non-current liabilities:
Non-current debt, less current maturities	23,500	29,500
Retirement and pension plans	39,892	38,735
Other non-current liabilities	54,747	61,329

Total non-current liabilities	118,139	129,564

Stockholders’ equity	244,664	247,873

Total liabilities and stockholders’ equity	$568,701	$553,224

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2014	2013

Cash flows - operating activities:
Net income	$6,797	$6,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,312	16,275
Deferred income taxes	237	(3,749)
Stock-based compensation expense	3,579	3,747
Accretion expense related to earnout payments	1,854	2,082
Cash paid for restructuring charges	(142)	(999)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts and other receivables	(4,129)	236
Accounts payable	(2,113)	(504)
Accrued expenses	29,979	12,888
Deferred revenue	3,486	2,735
Income taxes recoverable, net	1,482	4,292
Retirement and pension assets and liabilities	4,477	1,201
Prepaid expenses	(207)	(625)
Other assets and liabilities, net	(3,848)	107

Net cash provided by operating activities	56,764	44,033

Cash flows - investing activities:
Restricted cash	(53)	26
Acquisition of business and earnout payments, net of cash acquired	—	(1,023)
Capital expenditures	(3,359)	(3,731)
Purchases of available for sale investments	(963)	(749)
Proceeds from sale of available for sale investments	1,084	252

Net cash used in investing activities	(3,291)	(5,225)

Cash flows - financing activities:
Proceeds from debt issuance	—	40,000
Debt repayment	(6,000)	(4,500)
Cash dividends paid	(9,864)	(7,260)
Payment of employee tax withholdings on equity transactions	(406)	(713)
Acquisition earnout payments	(3,390)	(357)

Net cash (used in) provided by financing activities	(19,660)	27,170

Effect of exchange rate fluctuations on cash and cash equivalents	(4,107)	(1,937)

Net increase in cash and cash equivalents	29,706	64,041
Cash and cash equivalents at beginning of period	181,646	117,605

Cash and cash equivalents at end of period	$211,352	$181,646

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Month Ended December 31,
	2014	2013

Cash flows - operating activities:
Net income	$762	$1,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,953	4,229
Deferred income taxes	(5,396)	(3,249)
Stock-based compensation expense	694	972
Accretion expense related to earnout payments	546	532
Cash paid for restructuring charges	(34)	(81)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts and other receivables	23,067	21,843
Accounts payable	64	1,877
Accrued expenses	31,753	24,961
Deferred revenue	(1,000)	771
Income taxes (payable) recoverable, net	3,702	(534)
Retirement and pension assets and liabilities	4,377	627
Prepaid expenses	350	2,582
Other assets and liabilities, net	(4,026)	(133)

Net cash provided by operating activities	58,812	55,899

Cash flows - investing activities:
Restricted cash	50	76
Acquisition of business and earnout payments, net of cash acquired	—	(1,023)
Capital expenditures	(750)	(1,811)
Purchases of available for sale investments	(67)	(88)
Proceeds from sale of available for sale investments	118	97

Net cash used in investing activities	(649)	(2,749)

Cash flows - financing activities:
Debt repayment	(1,500)	(1,500)
Cash dividends paid	(2,500)	(2,385)
Payment of employee tax withholdings on equity transactions	—	(66)

Net cash used in financing activities	(4,000)	(3,951)

Effect of exchange rate fluctuations on cash and cash equivalents	(2,348)	(343)

Net increase in cash and cash equivalents
Cash and cash equivalents at beginning of period	51,815	48,856
Cash and cash equivalents at end of period	159,537	132,790

	$211,352	$181,646

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenue before reimbursements (net revenue)	$121,262	$118,003	$494,292	$461,995

Net income	762	1,502	6,797	6,347
Interest, net	(126)	(55)	(358)	(175)
Other, net	(1,664)	(327)	(2,108)	(2,002)
Provision for (benefit from) income taxes	1,252	(803)	17,390	7,041

Operating income	3,804	1,081	26,653	15,565

Adjustments
Salaries and employee benefits
Stock-based compensation expense	694	972	3,128	3,447
Senn Delaney retention awards	542	582	2,000	2,332
General and administrative expenses
Depreciation	2,589	2,754	9,802	10,443
Intangible amortization	1,364	1,475	5,510	5,832
Earnout accretion	546	532	1,854	2,082

Total adjustments	5,735	6,315	22,294	24,136

Adjusted EBITDA	$9,539	$7,396	$48,947	$39,701

Adjusted EBITDA Margin	7.9%	6.3%	9.9%	8.6%